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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated 1989 Employee Stock Purchase Plan, as amended, the 1990 Directors' Stock Option Plan, as amended, and the 1996 Stock Plan, as amended, of our report dated April 30, 2001, with respect to the consolidated financial statements of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Austin, Texas
August 7, 2001